EXHIBIT 11.01

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FOR THE THREE MONTHS ENDED

                                                           November 30,       November 30,
                                                               1996               1997
                                                          ----------------   ----------------

PRIMARY EARNINGS PER SHARE:

NUMBER OF SHARES OF COMMON STOCK
     OUTSTANDING AT THE BEGINNING OF
     PERIOD                                                        37,564             37,610

WEIGHTED AVERAGE NUMBER OF SHARES
     OF COMMON STOCK ISSUED DURING THE
     PERIOD                                                             9                111
                                                          ----------------   ----------------

WEIGHTED AVERAGE NUMBER OF SHARES
     OF COMMON STOCK OUTSTANDING
     DURING THE PERIOD FOR COMPUTATION
     OF PRIMARY EARNINGS PER SHARE                                 37,573             37,721
                                                          ================   ================

FULLY DILUTED EARNINGS PER SHARE:

NUMBER OF SHARES OF COMMON STOCK
     OUTSTANDING AT THE BEGINNING OF                               37,564             37,610
     PERIOD

WEIGHTED AVERAGE NUMBER OF SHARES
     OF COMMON STOCK ISSUED DURING THE
     PERIOD                                                             9                111
                                                          ----------------   ----------------

WEIGHTED AVERAGE NUMBER OF SHARES
     OF COMMON STOCK OUTSTANDING
     DURING THE PERIOD FOR COMPUTATION
     OF FULLY DILUTED EARNINGS PER SHARE                           37,573             37,721
                                                          ================   ================

NET LOSS APPLICABLE TO COMMON SHARES                    $         (4,381)  $         (4,665)
                                                          ================   ================

NET LOSS PER COMMON SHARE:

     PRIMARY                                            $          (0.12)  $          (0.12)
                                                          ================   ================
     FULLY DILUTED                                      $         ( 0.12)  $          (0.12)
                                                          ================   ================


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